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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           HARVEY RADIO COMPANY, INC.

                Under Section 805 of the Business Corporation Law

     Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned hereby certify that:

     1. The name of the Corporation is Harvey Radio Company, Inc. (the
"Company").

     2. The Certificate of Incorporation of the Company was filed in the Department of State on the tenth day of January, 1946. A restated Certificate of Incorporation ("Certificate") was filed in the Department of State on the eighth day of December, 1967.

     3. The Certificate is hereby amended to change the name of the Company to "The Harvey Group Inc." and to increase the authorized capital stock of the Company from 2,100,000 to 5,100,000 shares.

     4. To effectuate the foregoing amendments:

     (a) Article FIRST of the Certificate is hereby amended to read as follows:
     "FIRST: The name of the corporation is THE HARVEY GROUP, INC."

     (b) Paragraph a. of Article THIRD of the Certificate is hereby amended to read as follows:

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          "a. The total number of shares which the Corporation is authorized to issue is 5,100,000, consisting of 100,000 preferred shares, par value $20 per share, and 5,000,000 common shares, par value $1 per share."

     5. The amendment of the Certificate were duly adopted by the vote of the holders of a majority of the outstanding shares of the Company entitled to vote thereon.

     IN WITNESS WHEREOF, we have signed this certificate on the 27th day of 1969 and we affirm the statements contained herein as true under penalties of perjury.


                                               --------------------------------
                                               Daniel Jacobson, President



                                               --------------------------------
                                               Mryon S. Friedman, Secretary

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